UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 20, 2019

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

3465 East Foothill Blvd Pasadena, CA 91107	(626) 765-2000
(Address of Principal Executive Offices)	(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2019, Green Dot Corporation (the “Company”) announced that it has appointed Rob Strub as Chief Operating Officer of the Company. The Company also announced that, in connection with Mr. Strub’s appointment, effective February 25, 2019, Kuan Archer was appointed President, Chief Product and Technology Officer of the Company and will no longer serve as the Company’s Chief Operating Officer.

Mr. Strub will begin serving as the Company’s Chief Operating Officer on February 25, 2019. Prior to joining the Company, he served in a number of positions at Citigroup, a financial services company, from June 1997 to February 2019, most recently as Chief Operations Officer for the U.S. Consumer Bank for Citi from October 2018 to February 2019. Mr. Strub holds a B.S. in finance from Miami University and an M.B.A. from the University of Cincinnati.

Pursuant to his offer letter, Mr. Strub will receive an annual base salary of $450,000 and will be eligible to receive an annual bonus under the Company’s Executive Officer Incentive Bonus Plan of up to 100% of his base salary, subject to the Company’s standard bonus practices and policies. In addition, subject to the approval of the Compensation Committee of the Company’s Board of Directors, Mr. Strub will be granted restricted stock unit awards covering 20,000 shares of Class A common stock and he will be eligible to receive performance-based restricted stock units with a target grant fair date value equal to $600,000 on an annual basis, beginning with 2019.

In connection with his appointment, Mr. Strub will also enter into the Company’s standard form of indemnification agreement for its officers and directors. This agreement requires the Company to, among other things, hold harmless and indemnify Mr. Strub to the fullest extent authorized by the Company’s certificate of incorporation, bylaws and Delaware law, and against any and all expenses, judgments, fines and settlement amounts actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding arising out of his services as an officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ John C. Ricci
John C. Ricci
General Counsel and Secretary

Date: February 20, 2019